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                                                                    EXHIBIT 11.1

                       CROWN CASTLE INTERNATIONAL CORP.

                            COMPUTATION OF NET LOSS
                               PER COMMON SHARE
              (IN THOUSANDS OF DOLLARS, EXCEPT PER SHARE AMOUNTS)

                                                          THREE MONTHS
                                                         ENDED MARCH 31,
                                                      --------------------
                                                        2000        2001
                                                      --------    --------
Loss before extraordinary item................        $(32,060)   $(68,055)
Dividends on preferred stock..................         (11,493)    (19,505)
                                                      --------    --------

Loss before extraordinary item applicable to
 common stock for basic and diluted
 computations.................................         (43,553)    (87,560)

Extraordinary item............................          (1,495)         --
                                                      --------    --------
Net loss applicable to common stock for basic
 and diluted computations.....................        $(45,048)   $(87,560)
                                                      ========    ========

Weighted-average number of common shares
 outstanding during the period for basic and
 diluted computations (in thousands)..........         158,566     211,195
                                                      ========    ========

Per common share--basic and diluted:
  Loss before extraordinary item..............        $  (0.27)   $  (0.41)

Extraordinary item............................           (0.01)         --
                                                      --------    --------
   Net loss...................................        $  (0.28)   $  (0.41)
                                                      ========    ========